SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form 8K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

               Date of Report:  September 1, 1998

                         AMERECO, INC.
      (Exact name of registrant as specified in its charter)

                  Commission File No. 0-14609

          Utah                                       84-0960456
(State or other jurisdiction                (IRS Employer Identification
     of incorporation)                                Number)


    5660 Greenwood Plaza Blvd., Suite 101, Englewood, CO  80111
   (Address of principal executive offices, including Zip Code)

 Registrant's telephone number, including area code: (303)296-6789



                 INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1. Changes in Control of Registrant:  None

ITEM 2. Acquisition or Disposition of Assets: Since August, 1997, AMERECO, Inc. (the "Registrant") and its operating subsidiary, Omnivest Resources, Inc., a Georgia corporation ("ORI") have experienced difficulty in meeting its obligations as they become due. This was primarily due to the inability of ORI to obtain a $2.0 million working capital loan planned to be colla-teralized by a $900 K Letter of Credit to be provided by the 66.3% control interest in the Registrant held by Wei Ming Lu and affiliates (the "Lu Group") which the Registrant expected to be funded by First Federal Savings Bank of Donalsonville, Georgia (the "Lender"), or another lender, immedi-ately subsequent to the funding of a $5.0 million long term financing from the Lender. For the period since such date, in consequence of the working capital shortfall which the Registrant was experiencing, the Registrant's senior management have engaged in extensive negotiations with the Lu Group, other shareholders, potential investors, potential co-joint venturers, and potential purchasers of the business. Steven H. Miller, President of both the Registrant and ORI, and Kenneth W. Tribbey, Executive Vice President of both the Registrant and ORI, have not been paid any salaries since August 1997. Messrs. Miller and Tribbey collectively hold less than 4% of the outstanding securities of the Registrant, and prior to January, 1997 pledged shares and options to acquire shares in the Registrant held by them to secure working capital indebtedness of the ORI to the Lu Group. In February, 1997 all representives from the largest shareholders resigned from the Registrant's Board of Directors (see SEC Form 8K filed February 26,
1997). See Items 5 and 6. Nevertheless, Messrs. Miller and Tribbey have devoted substantial time and effort to the business of the Registrant and ORI without compensation for over a year, while aggressively pursuing a variety of solutions to ORI's working capital shortfall.

        In May, 1998, the Registrant closed certain production facilities of its plant for reworking of such production facilities, with a plan to fully reopen the reworked production facilities in August, 1998. The Registrant has been unable, to date, to obtain sufficient working capital to reopen its production facilities. Further, ORI is in default on its obligations in respect of approximately $5.3 million in secured debt owed to ORI's Lender, and in default of loans to the Lu Group.

        In August, 1998, the Lender gave ORI and the Registrant, as guarantor, notice of acceleration, notice of a foreclosure sale on the deed to secure debt on the real property which constitutes the primary working asset of ORI, and notice of a demand to surrender ORI's personal property prior to foreclosure under the Lender's security interests in ORI's equipment, fixtures, accounts, and other personal property assets. On August 31, 1998, ORI's current management had exhausted all attempts to achieve a reasonable prospect to solve ORI's working capital crisis and cure its defaults. On September 1, 1998, the Lender had advertised to sell ORI's real property in a foreclosure sale in Clay County, Georgia.

ITEM 3. Bankruptcy or Receivership: See Item 2. The Company and ORI are not currently subject to any bankruptcy or receivership proceeding, but are unable to meet their obligations as they come due. While the Company is not aware of any deficiency which may result from the foreclosure sales of ORI's real and personal property assets, and believes such assets sufficient to meet ORI's obligations to the Lender, ORI owes the Lu Group approximately $2.4 million in secured and unsecured debt and owes trade creditors approximately $1.5 million in unsecured debt. See Items 5 and 6. The Company remains guarantor of ORI's debt to the Lender as well as ORI's debt to the Lu Group. The Company has no means with which to pay any deficiency on foreclosure on any of ORI's indebtedness under its obligations as guarantor.

ITEM 4. Changes in Registrant's Certifying Accountant: Registrant has not changed its certifying accountant. However, due to the inability to make timely payment of fees for accounting services rendered in respect of the 1996 audit, Registrant has delayed its audit for the year ended December 31, 1997, and is currently unable to state with any assurance when such audit will be completed.

ITEM 5. Other Events:  The following events have occurred with respect to
Registrant:

        Several groups have proposed to purchase the approximately 66.3% control interest in Registrant which is currently held by Wei Ming Lu and affiliates (collectively "the Lu Group"), all as further disclosed in the Schedules 13-D of Wei Ming Lu and affiliates, which are incorporated herein by reference. The Lu Group has been unwilling to invest any additional capital to the Registrant since January 1997. Effective January 10, 1998, the Lu Group entered into a Purchase Agreement with Capital Aggregate Partners, LLC (the "Purchase Agreement"), which Purchase Agreement has not been performed by Capital Aggregate Partners, LLC. Capital Aggregate Partners, LLC was unable to attract investors to the project to acquire majority control of the Registrant from the Lu Group under the terms of the Purchase Agreement as negotiated with the Lu Group. The Registrant's management has been informed that in July, 1998, the Lu Group required return to the Lu Group of the shares of the Registrant's stock, options, notes and related security documents which had been placed in escrow pending performance of Capital Aggregate Partners, LLC under the Purchase Agreement.

        Prior to January, 1997 Registrant's management pledged their share-holding interest in Registrant to secure earlier indebtedness to the Lu Group, and has received no payment of salary since August 1997. Registrant's accountants and legal counsel have been paid less than 10% of the amount owed on outstanding invoices in the past year, and are owed fees from 1994. Registrant's and ORI's outstanding obligations to trade creditors exceeds the amount of receivables, and receivables in any event will be first applied to repayment to the Lender under the Lender's security interests. Registrant will close its office effective September 4, 1998. See Item 6, Resignation of Registrant's Directors.

ITEM 6. Resignations of Registrant's Directors: Messrs. Steven H. Miller, Kenneth W. Tribbey, and Craig E. Gunter, the sole remaining members of Registrant's and ORI's Boards of Directors, will have resigned immediately upon the effectiveness of the filing of this Form 8-K, without appointing successors. Messrs. Miller, Tribbey, and Gunter also will have resigned their positions as sole officers of the Registrant and ORI. Messrs. Miller, Tribbey, and Gunter, in stating the cause of their resignation, have stated that they believe that Registrant's affairs are at an impasse and they believe only the Lu Group, who holds a 66.3% interest in Registrant's common stock and $2.4 million in secured and unsecured debt of the Registrant, has the realistic potential of attracting Debt and/or Equity participation in the Registrant.

        Messrs. Miller and Tribbey have pledged all their interest in the securities of Registrant to secure prior indebtedness of Registrant to the Lu Group. Such former officers and directors' employment agreements provide for certain benefits in connection with resignation or termination, and they are each owed in excess of $100,000 in back wages, all of which Registrant is currently unable to pay. In addition, the resigning directors are owed substantial sums in expenses advanced to Registrant for which they have not been reimbursed.

        Upon the resignation of Messrs. Miller, Tribbey and Gunter, there being no remaining directors of Registrant, shareholders and creditors are advised to make inquiry regarding Registrant's affairs with Wei Ming Lu, c/o Earl Wing, whom are believed by Registrant's management to constitute control persons in the entities which make up the Lu Group, and whom have offices located 5660 Greenwood Plaza Blvd., Suite 101, Englewood, Colorado, 80111, telephone number (303) 296-6789, and facsimile number (303) 297-0609.
Registrant's former lease of headquarters offices in Castle Rock, Colorado has been terminated and its phone will shortly be disconnected.

        Copy of this Form 8-K was provided to Mr. Lu, c/o Mr. Wing. Notice of a shareholders meeting to elect Directors is unknown at this time.
Copies of this Form 8-K will be provided upon request to all shareholders of Registrant. Copies of this Form 8-K, as well as copies of the Registrant's financial statements and last Form 10-KSB and subsequent Forms 10-QSB, and the Schedule 13(D) of the Lu Group can be obtained through the Securities and Exchange Commission.

ITEM 7. Financial Statements and Exhibits: There are no financial statements included with this report.

ITEM 8. Changes in Fiscal Year:  None


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERECO, INC.


                                 By: /s/ Steven H. Miller
                                     Steven H. Miller, President and
                                     Chief Executive Officer

                                 By: /s/ Kenneth W. Tribbey, Executive
                                     Vice President, Chief Financial
                                     Officer, Treasurer, Secretary and
                                     Director

                                 By: /s/ Craig E. Gunter, Assistant
                                     Secretary and Director